Exhibit 99.1.2
For Immediate News Release
October 29, 2025
AVALONBAY COMMUNITIES, INC.
PROVIDES Q3 2025 RESULTS
AND UPDATES FULL YEAR 2025 OUTLOOK

(Arlington, VA) AvalonBay Communities, Inc. (NYSE: AVB) (the “Company”) reported Earnings per Share – diluted (“EPS”), Funds from Operations attributable to common stockholders - diluted (“FFO”) per share and Core FFO per share (as defined in this release) for the three and nine months ended September 30, 2025 and 2024 as detailed below.

	Q3 2025	Q3 2024	% Change
EPS	$2.68	$2.61	2.7%
FFO per share (1)	$3.01	$2.88	4.5%
Core FFO per share (1)	$2.75	$2.74	0.4%

	YTD 2025	YTD 2024	% Change
EPS	$6.22	$5.62	10.7%
FFO per share (1)	$8.60	$8.36	2.9%
Core FFO per share (1)	$8.40	$8.21	2.3%

(1) For additional detail on reconciling items between net income attributable to common stockholders, FFO and Core FFO, see Definitions and Reconciliations, table 3.

The following table compares the Company’s actual results for EPS, FFO per share and Core FFO per share for the three months ended September 30, 2025 to its results for the prior year period:

Q3 2025 Results Compared to Q3 2024
	Per Share
	EPS	FFO	Core FFO
Q3 2024 per share reported results	$2.61	$2.88	$2.74
Same Store Residential NOI (1)	0.04	0.04	0.04
Other Residential NOI	0.05	0.05	0.05
Overhead and other	(0.01)	(0.01)	(0.01)
Capital markets activity	(0.07)	(0.08)	(0.07)
Non-core items (2)	0.13	0.13	—
Real estate gains, net, depreciation expense and other	(0.07)	—	—
Q3 2025 per share reported results	$2.68	$3.01	$2.75

(1) Consists of increases of $0.11 in revenue and $0.07 in operating expenses.
(2) For detail of non-core items, see Definitions and Reconciliations, table 3.

The following table compares the Company’s actual results for EPS, FFO per share and Core FFO per share for the three months ended September 30, 2025 to its July 2025 outlook:

Q3 2025 Results Compared to July 2025 Outlook
	Per Share
	EPS	FFO	Core FFO
Projected per share (1)	$2.46	$2.77	$2.80
Same Store Residential NOI (2)	(0.03)	(0.03)	(0.03)
Overhead	(0.01)	(0.01)	(0.01)
Capital markets activity	(0.01)	(0.01)	(0.01)
Non-core items (3)	0.29	0.29	—
Real estate gains, net, depreciation expense and other	(0.02)	—	—
Q3 2025 per share reported results	$2.68	$3.01	$2.75
(1) The mid-point of the Company's July 2025 outlook.
(2) Consists of unfavorable revenue of $0.01 and operating expenses of $0.02.
(3) For detail of non-core items, see Definitions and Reconciliations, table 3.

The following table compares the Company’s actual results for EPS, FFO per share and Core FFO per share for the nine months ended September 30, 2025 to its results for the prior year period:

YTD 2025 Results Compared to YTD 2024
	Per Share
	EPS	FFO	Core FFO
YTD 2024 per share reported results	$5.62	$8.36	$8.21
Same Store Residential NOI (1)	0.20	0.20	0.20
Other Residential and Commercial NOI	0.21	0.21	0.21
Overhead and other	(0.02)	(0.02)	(0.02)
Capital markets activity	(0.19)	(0.20)	(0.20)
Non-core items (2)	0.05	0.05	—
Real estate gains, net, depreciation expense and other	0.35	—	—
YTD 2025 per share reported results	$6.22	$8.60	$8.40

(1) Consists of increases of $0.38 in revenue and $0.18 in operating expenses.
(2) For detail of non-core items, see Definitions and Reconciliations, table 3.

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Same Store Operating Results for the Three Months Ended September 30, 2025 Compared to the Prior Year Period

Same Store Residential revenue increased $15,100,000, or 2.3%, to $685,357,000. Same Store Residential operating expenses increased $9,911,000, or 4.6%, to $224,309,000 and Same Store Residential NOI increased $5,189,000, or 1.1%, to $461,048,000.

Same Store Operating Results for the Nine Months Ended September 30, 2025 Compared to the Prior Year Period

Same Store Residential revenue increased $54,483,000, or 2.7%, to $2,043,888,000. Same Store Residential operating expenses increased $25,445,000, or 4.1%, to $643,686,000 and Same Store Residential NOI increased $29,038,000, or 2.1%, to $1,400,202,000.

Development Activity

During the three months ended September 30, 2025, the Company completed the development of Avalon Annapolis, located in Annapolis, MD. Avalon Annapolis contains 508 apartment homes and was constructed for a Total Capital Cost of $195,000,000.

During the three months ended September 30, 2025, the Company started the construction of two apartment communities:

•Avalon Southpoint, located in Durham, NC; and
•Avalon Mission Valley, located in San Diego, CA.

These communities are expected to contain an aggregate of 1,015 apartment homes and 31,000 square feet of commercial space for an estimated Total Capital Cost of $434,000,000. Avalon Southpoint is being developed through the Company's Developer Funding Program.

During the nine months ended September 30, 2025, the Company:

•completed the development of two wholly-owned communities containing an aggregate of 708 apartment homes for a Total Capital Cost of $274,000,000; and

•started the construction of six apartment communities and expanded the development of Avalon Pleasanton. These communities are expected to contain an aggregate of 2,510 apartment homes and 41,000 square feet of commercial space. Estimated Total Capital Cost for these communities is $1,044,000,000.

At September 30, 2025, the Company had 21 wholly-owned Development communities under construction that are expected to contain 7,806 apartment homes and 100,000 square feet of commercial space. Estimated Total Capital Cost for these communities is $3,012,000,000.

Disposition Activity

During the three months ended September 30, 2025, the Company sold six wholly-owned communities:

•Avalon at Gallery Place, located in Washington, D.C.;
•Avalon First and M, located in Washington, D.C.;
•AVA NoMa, located in Washington, D.C.;
•AVA H Street, located in Washington, D.C.;
•Archstone Redmond Lakeview, located in Redmond, WA; and
•Avalon Brooklyn Bay, located in Brooklyn, NY.

In aggregate, these communities contain 1,594 apartment homes and 20,000 square feet of commercial space. These communities were sold for $585,080,000, resulting in a net gain in accordance with accounting principles generally accepted in the United States ("GAAP") of $180,537,000 and an Economic Loss of $4,825,000.

During the nine months ended September 30, 2025, the Company sold nine wholly-owned communities containing an aggregate of 2,102 apartment homes and 38,000 square feet of commercial space. These communities were sold for $811,680,000, resulting in a net gain in accordance with GAAP of $336,081,000 and an Economic Gain of $104,421,000.

Acquisition Activity

During the three months ended September 30, 2025, the Company acquired three wholly-owned communities:

•Avalon at Palisades, located in Charlotte, NC, containing 274 apartment homes for a purchase price of $72,300,000;

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•Avalon Coconut Creek, located in Coconut Creek, FL, containing 270 apartment homes for a purchase price of $99,000,000; and

•eaves Redmond Campus II, located in Redmond, WA, containing 40 apartment homes for a purchase price of $15,650,000.

Additionally, the Company acquired its joint venture partner's 50% interest in Avalon Alderwood Place for $71,250,000. With the buyout of the joint venture partner's interest, Avalon Alderwood Place is now a wholly-owned apartment community and consolidated for financial reporting purposes. Avalon Alderwood Place contains 328 apartment homes and is located in Lynnwood, WA.

During the nine months ended September 30, 2025, excluding the Avalon Alderwood Place joint venture buyout, the Company acquired eleven communities containing 3,285 apartment homes for a total purchase price of $805,450,000. This amount includes the agreed-upon value of the DownREIT units issued for the Dallas-Fort Worth portfolio of six communities acquired in April 2025.

Structured Investment Program ("SIP") Activity

As previously disclosed, during the three months ended September 30, 2025, the Company entered into one new SIP commitment, agreeing to provide an investment of up to $28,000,000 in a multifamily development project in Southeast Florida. During the nine months ended September 30, 2025, the Company entered into two new SIP commitments, agreeing to provide an aggregate investment of up to $48,000,000 in multifamily development projects. See full release for additional information on the Company's SIP portfolio.

Liquidity and Capital Markets

At September 30, 2025, the Company had $123,313,000 in unrestricted cash and cash equivalents.

During the three months ended September 30, 2025, the Company had the following debt activity:

•As previously disclosed, the Company issued $400,000,000 principal amount of unsecured notes in a public offering under its existing shelf registration statement for net proceeds before offering costs of $394,888,000. The notes mature in August 2035 and were issued with a 5.00% coupon. The effective interest rate of the notes is 5.05%, considering the net proceeds and including the impact of offering costs and hedging activity; and

•The Company exercised the full accordion option under its term loan, which was entered into during the three months ended June 30, 2025, to increase the principal amount by $100,000,000 to $550,000,000. The term loan is indexed to SOFR plus a spread, currently SOFR + 0.78% per annum. The Company hedged the term loan interest rate variability with interest rate swaps, resulting in an effective fixed rate of 4.44% after deferred fees and issuance costs.

During the nine months ended September 30, 2025, in addition to the activity discussed above, the Company had the following debt activity:

•The Company repaid $525,000,000 principal amount of its 3.45% coupon unsecured notes at par upon maturity; and

•The Company amended and restated its Credit Facility to (i) increase its borrowing capacity to $2,500,000,000 from $2,250,000,000, and (ii) extend the maturity date to April 2030 from September 2026. In addition, the Company increased the capacity of its unsecured commercial paper program to $1,000,000,000 from $500,000,000.

As of September 30, 2025, the Company did not have any borrowings outstanding under its Credit Facility, and had outstanding borrowings of $234,981,000 under its unsecured commercial paper program.

The Company’s annualized Net Debt-to-Core EBITDAre (as defined in this release) for the third quarter of 2025 was 4.5 times and Unencumbered NOI (as defined in this release) for the nine months ended September 30, 2025 was 95%.

As previously disclosed, during the three months ended September 30, 2024, the Company entered into forward contracts to sell 3,680,000 shares of common stock at a discount to the closing price of $226.52 per share for approximate net proceeds of $808,606,000. During the three months ended September 30, 2025, the Company extended the settlement of these forward contracts to a date no later than December 31, 2026.

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In addition, during 2024 the Company entered into forward contracts under its continuous equity program to sell 367,113 shares of common stock at a gross weighted average price of $223.27 per share for approximate net proceeds of $80,687,000. These forwards are expected to settle no later than December 31, 2025.

Stock Repurchases and New Stock Repurchase Program

During the three months ended September 30, 2025, the Company repurchased 786,797 shares of common stock at an average price of $192.99 per share, including fees, for a total of $151,846,000 under its then-existing $500,000,000 stock repurchase program (the "2020 Stock Repurchase Program").

Following the completion of these purchases, the Company terminated the 2020 Stock Repurchase Program and adopted a new stock repurchase program under which the Company may acquire shares of its common stock in open market or negotiated transactions up to an aggregate purchase price of $500,000,000 (the "2025 Stock Repurchase Program"). Purchases of common stock under the 2025 Stock Repurchase Program may occur from time to time in the Company’s discretion. The 2025 Stock Repurchase Program does not have an expiration date and may be suspended or terminated at any time without prior notice.

There have been no repurchases since the end of the third quarter.

Fourth Quarter and Full Year 2025 Financial Outlook

For its fourth quarter and full year 2025 financial outlook, the Company expects the following:

Projected EPS, Projected FFO and Projected Core FFO Outlook (1)
	Q4 2025			Full Year 2025
	Low		High	Low		High
Projected EPS	$1.18	—	$1.28	$7.35	—	$7.55
Projected FFO per share	$2.76	—	$2.86	$11.31	—	$11.51
Projected Core FFO per share	$2.80	—	$2.90	$11.15	—	$11.35

(1) See Definitions and Reconciliations, table 9, for reconciliations of Projected FFO per share and Projected Core FFO per share to Projected EPS.

Full Year 2025 Financial Outlook
				Full Year 2025
				vs. Full Year 2024
				Low		High
Same Store:
Residential revenue change				2.3%	—	2.7%
Residential Opex change				3.6%	—	4.0%
Residential NOI change				1.8%	—	2.2%

The following table compares the Company’s actual results for EPS, FFO per share and Core FFO per share for the third quarter 2025 to the mid-point of its fourth quarter 2025 financial outlook:

Q3 2025 Results Compared to Q4 2025 Outlook
	Per Share
	EPS	FFO	Core FFO
Q3 2025 per share reported results	$2.68	$3.01	$2.75
Same Store Residential Opex	0.07	0.07	0.07
NOI from new Development	0.02	0.02	0.02
Capital markets activity	(0.01)	(0.01)	(0.01)
Overhead and other	0.02	0.02	0.02
Non-core items (1)	(0.30)	(0.30)	—
Gain on sale of real estate, net and depreciation expense	(1.25)	—	—
Projected per share - Q4 2025 outlook (2)	$1.23	$2.81	$2.85

(1) For detail of non-core items, see Definitions and Reconciliations, table 3 and table 9.
(2) Represents the mid-point of the Company's outlook.

The following table compares the mid-point of the Company’s October 2025 full year outlook for EPS, FFO per share and Core FFO per share to its July 2025 outlook:

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October 2025 Full Year Outlook Compared to July 2025 Full Year Outlook
	Per Share
	EPS	FFO	Core FFO
Projected per share - July 2025 outlook (1)	$7.95	$11.26	$11.39
Same Store Residential revenue	(0.05)	(0.05)	(0.05)
Same Store Residential Opex	(0.04)	(0.04)	(0.04)
Commercial NOI	(0.02)	(0.02)	(0.02)
NOI from new Development	(0.01)	(0.01)	(0.01)
Joint Venture and other	(0.02)	(0.02)	(0.02)
Non-core items (2)	0.29	0.29	—
Gain on sale of real estate, net and depreciation expense	(0.65)	—	—
Projected per share - October 2025 outlook (1)	$7.45	$11.41	$11.25

(1) Represents the mid-point of the Company's outlook.
(2) For detail of non-core items, see Definitions and Reconciliations, table 3 and table 9.

Other Matters

The Company will hold a conference call on October 30, 2025 at 1:00 PM ET to review and answer questions about this release, its third quarter 2025 results, the Attachments (described below) and related matters. To participate on the call, dial 877-407-9716.

To hear a replay of the call, which will be available from October 30, 2025 at 6:00 PM ET to November 30, 2025, dial 844-512-2921 and use replay passcode: 13750085. A webcast of the conference call will also be available at https://investors.avalonbay.com, and an online playback of the webcast will be available for at least seven days following the call.

The Company produces Earnings Release Attachments (the "Attachments") that provide detailed information regarding operating, development, redevelopment, disposition and acquisition activity. These Attachments are considered a part of this earnings release and are available in full with this earnings release via the Company's website at https://investors.avalonbay.com. To receive future press releases via e-mail, please submit a request through https://investors.avalonbay.com/news-events/email-alerts.

In addition to the Attachments, the Company is providing a teleconference presentation that will be available on the Company's website at https://investors.avalonbay.com subsequent to this release and before the market opens on October 30, 2025.

About AvalonBay Communities, Inc.

AvalonBay Communities, Inc., a member of the S&P 500, is an equity REIT that develops, redevelops, acquires and manages apartment communities in leading metropolitan areas in New England, the New York/New Jersey Metro area, the Mid-Atlantic, the Pacific Northwest, and Northern and Southern California, as well as in the Company's expansion regions of Raleigh-Durham and Charlotte, North Carolina, Southeast Florida, Dallas and Austin, Texas, and Denver, Colorado. As of September 30, 2025, the Company owned or held a direct or indirect ownership interest in 314 apartment communities containing 97,219 apartment homes in 11 states and the District of Columbia, of which 21 communities were under development. More information may be found on the Company’s website at https://www.avalonbay.com. For additional information, please contact Matthew Grover, Senior Director of Investor Relations, at 703-317-4524.

Forward-Looking Statements

This release, including its Attachments, contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Company intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The Company's forward-looking statements generally use the words “believe,” “expect,” “anticipate,” “intend,” “estimate,” “assume,” “project,” “plan,” “may,” “shall,” “will,” “pursue,” “outlook” and other similar expressions that indicate future events and trends and do not report historical matters. These statements, among other things, address the Company’s intent, belief, forecasts, assumptions or expectations with respect to: development, redevelopment, acquisition or disposition of communities; the timing and cost of completion of communities under development or redevelopment; the timing of lease-up, occupancy and stabilization of communities; the pursuit of land for future development; the anticipated operating performance of communities; cost, yield, revenue, NOI and earnings estimates; the impact of landlord-tenant laws and rent regulations, including rent caps; the Company’s expansion into new regions; declaration or payment of dividends; joint venture activities; the Company’s policies regarding investments, indebtedness, acquisitions, dispositions, financings and other matters; the Company’s qualification as a REIT under the Internal Revenue Code of 1986, as amended; the real estate markets in regions where the Company operates and in general; the availability of debt and equity financing; interest rates, inflation, tariffs and other economic conditions and their potential impacts; trends affecting the Company’s financial condition or results of operations;
Copyright © 2025 AvalonBay Communities, Inc. All Rights Reserved

regulatory changes that may affect the Company; and the impact of legal proceedings.

The Company cannot assure the future results or outcome of the matters described in these statements; rather these statements merely reflect the Company’s current expectations of the outcomes of the matters discussed. The Company does not undertake a duty to update these forward-looking statements, and therefore they may not represent the Company’s estimates and assumptions after the date of this release. You should not rely on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, some of which are beyond the Company’s control. These risks, uncertainties and other factors may cause the Company’s actual results, performance or achievements to differ materially from the anticipated future results, performance or achievements expressed or implied by these forward-looking statements. You should carefully review the discussion under Part I, Item 1A. “Risk Factors” of the Company’s Form 10-K for the year ended December 31, 2024 and Part II, Item 1A. “Risk Factors” in subsequent quarterly reports on Form 10-Q for further discussion of risks associated with forward-looking statements.

Some of the factors that could cause the Company’s actual results, performance or achievements to differ materially from those expressed or implied by these forward-looking statements include, but are not limited to, the following: the Company may fail to secure development opportunities due to an inability to reach agreements with third parties to obtain land at attractive prices or to obtain desired zoning and other local approvals; the Company may abandon or defer development opportunities for a number of reasons, including changes in local market conditions which make development less desirable, increases in costs of development, increases in the cost of capital or lack of capital availability, resulting in losses; construction costs of a community may exceed original estimates; the Company may not complete construction and lease-up of communities under development or redevelopment on schedule, resulting in increased interest costs and construction costs and a decrease in expected rental revenues; occupancy rates and market rents may be adversely affected by competition and local economic and market conditions which are beyond the Company’s control; the Company’s cash flows from operations and access to cost-effective capital may be insufficient for the development of the Company’s pipeline, which could limit the Company’s pursuit of opportunities; an outbreak of disease or other public health event may affect the multifamily industry and general economy; the Company’s cash flows may be insufficient to meet required payments of principal and interest, and the Company may be unable to refinance existing indebtedness or the terms of such refinancing may not be as favorable as the terms of existing indebtedness; the Company may be unsuccessful in its management of joint ventures and the REIT vehicles that are used with certain joint ventures; the Company may experience a casualty loss, natural disaster or severe weather event, including those caused by climate change; new or existing laws and regulations implementing rent control or rent stabilization, or otherwise limiting the Company’s ability to increase rents, charge fees or evict tenants, may impact its revenue or increase costs; the Company’s expectations, estimates and assumptions as of the date of this filing regarding legal proceedings may change; the Company’s assumptions and expectations in its financial outlook may prove to be too optimistic; the Company may choose to pay dividends in its stock instead of cash, which may result in stockholders having to pay taxes with respect to such dividends in excess of the cash received, if any; and investments made under the SIP may not be repaid as expected or the development may not be completed on schedule, which could require the Company to engage in litigation, foreclosure actions, and/or first party project completion to recover its investment, which may not be recovered in full or at all in such event.
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Definitions and Reconciliations

Non-GAAP financial measures and other capitalized terms, as used in this earnings release, are defined, reconciled and further explained on Attachment 12, Definitions and Reconciliations of Non-GAAP Financial Measures and Other Terms. Attachment 12 is included in the full earnings release available at the Company’s website at https://investors.avalonbay.com. This wire distribution includes only the following definitions and reconciliations.

Average Monthly Revenue per Occupied Home is calculated by the Company as Residential revenue in accordance with GAAP, divided by the weighted average number of occupied apartment homes.

Commercial represents results attributable to the non-apartment components of the Company's mixed-use communities and other non-residential operations.

Development is composed of consolidated communities that are either currently under construction, or were under construction and were completed during the current year. These communities may be partially or fully complete and operating.

DownREIT Units means units representing limited partnership interests in the "downREIT" partnership that acquired the Dallas-Fort Worth portfolio of six communities in April 2025. Each DownREIT Unit is entitled to receive quarterly distributions at the same rate as quarterly dividends on a share of the Company’s common stock (pro rated for the time outstanding during the first quarter of issuance). Following the one-year anniversary of the closing date, each holder of a DownREIT Unit will have the right to initiate a transaction in which each DownREIT Unit may be redeemed for a cash amount related to the then-current trading price of one share of the Company’s common stock or, at the Company’s election, one share of the Company’s common stock.

EBITDA, EBITDAre and Core EBITDAre are considered by management to be supplemental measures of our financial performance. EBITDA is defined by the Company as net income or loss computed in accordance with GAAP before interest expense, income taxes, depreciation and amortization. EBITDAre is calculated by the Company in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts (“Nareit”), as EBITDA plus or minus losses and gains on the disposition of depreciated property, plus impairment write-downs of depreciated property, with adjustments to reflect the Company's share of EBITDAre of unconsolidated entities. Core EBITDAre is the Company’s EBITDAre as adjusted for non-core items outlined in the table below. By further adjusting for items that are not considered part of the Company’s core business operations, Core EBITDAre can help one compare the core operating and financial performance of the Company between periods. A reconciliation of EBITDA, EBITDAre and Core EBITDAre to net income is as follows (dollars in thousands):

TABLE 1
Q3
2025
Net income	$384,162
Interest expense and loss on extinguishment of debt	68,170
Income tax benefit	(193)
Depreciation expense	230,371
EBITDA	$682,510

Gain on sale of communities, net	(180,155)
Unconsolidated entity EBITDAre adjustments (1)	3,590
EBITDAre	$505,945

Unconsolidated entity gains, net	(42,350)
Structured Investment Program loan reserve	236
Advocacy contributions	150
Hedge accounting activity	2
Severance related costs	751
Expensed transaction, development and other pursuit costs, net of recoveries	503
Other real estate activity	(127)
Legal settlements and costs	3,252
Core EBITDAre	$468,362

(1) Includes joint venture interest, taxes, depreciation, gain on dispositions of depreciated real estate and impairment losses, if applicable, included in net income.

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Economic Gain is calculated by the Company as the gain on sale in accordance with GAAP, less accumulated depreciation through the date of sale and any other adjustments that may be required under GAAP accounting. Management generally considers Economic Gain to be an appropriate supplemental measure to gain on sale in accordance with GAAP because it helps investors to understand the relationship between the cash proceeds from a sale and the cash invested in the sold community. The Economic Gain for disposed communities is based on their respective final settlement statements. A reconciliation of the aggregate Economic Gain to the aggregate gain on sale in accordance with GAAP for the wholly-owned communities disposed of during the three and nine months ended September 30, 2025 is as follows (dollars in thousands):

TABLE 2
	Q3 2025	YTD 2025
Net Gain on sale in accordance with GAAP	$180,537	$336,649

Accumulated Depreciation and Other	(185,362)	(231,660)

Economic (Loss) Gain	$(4,825)	$104,989

Economic Occupancy is defined as total possible Residential revenue less vacancy loss as a percentage of total possible Residential revenue. Total possible Residential revenue (also known as “gross potential”) is determined by valuing occupied units at contract rates and vacant units at Market Rents. Vacancy loss is determined by valuing vacant units at current Market Rents. By measuring vacant apartments at their Market Rents, Economic Occupancy takes into account the fact that apartment homes of different sizes and locations within a community have different economic impacts on a community’s gross revenue.

FFO and Core FFO are generally considered by management to be appropriate supplemental measures of our operating and financial performance. FFO is calculated by the Company in accordance with the definition adopted by Nareit. FFO is calculated by the Company as Net income or loss attributable to common stockholders computed in accordance with GAAP, adjusted for gains or losses on sales of previously depreciated operating communities, cumulative effect of a change in accounting principle, impairment write-downs of depreciable real estate assets, write-downs of investments in affiliates due to a decrease in the value of depreciable real estate assets held by those affiliates and depreciation of real estate assets, including similar adjustments for unconsolidated partnerships and joint ventures, including those from a change in control. FFO can help one compare the operating and financial performance of a real estate company between periods or as compared to different companies because adjustments such as (i) gains or losses on sales of previously depreciated property or (ii) real estate depreciation may impact comparability between companies as the amount and timing of these or similar items can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates. Core FFO is the Company's FFO as adjusted for non-core items outlined in the table below. By further adjusting for items that we do not consider to be part of our core business operations, Core FFO can help with the comparison of core operating performance of the Company between periods. A reconciliation of Net income attributable to common stockholders to FFO and to Core FFO is as follows (dollars in thousands):

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TABLE 3
	Q3	Q3	YTD	YTD
	2025	2024	2025	2024
Net income attributable to common stockholders	$381,306	$372,519	$886,568	$799,902
Depreciation - real estate assets, including joint venture adjustments	227,962	210,992	674,853	628,677
Income attributable to noncontrolling interests	2,856	—	4,046	—
Gain on sale of previously depreciated real estate, net	(180,155)	(172,973)	(336,081)	(241,459)
Casualty loss on real estate	—	—	858	2,935
FFO	431,969	410,538	1,230,244	1,190,055

Adjusting items:
Unconsolidated entity gains, net (1)	(42,350)	(25,261)	(39,885)	(34,823)
Structured Investment Program loan reserve (2)	236	(813)	6	(771)
Hedge accounting activity	2	25	24	80
Advocacy contributions	150	3,732	237	5,914
Executive transition compensation costs	—	200	—	304
Severance related costs	751	738	953	1,979
Expensed transaction, development and other pursuit costs, net of recoveries (3)	503	252	5,798	3,857
Other real estate activity (4)	(127)	(293)	(3,874)	(574)
Legal settlements and costs	3,252	781	8,828	2,289
Income tax (benefit) expense	(193)	782	(840)	698
Core FFO	$394,193	$390,681	$1,201,491	$1,169,008

Weighted average common shares outstanding - diluted	143,535,401	142,516,684	143,104,755	142,376,434

Earnings per common share - diluted	$2.68	$2.61	$6.22	$5.62
FFO per common share - diluted	$3.01	$2.88	$8.60	$8.36
Core FFO per common share - diluted	$2.75	$2.74	$8.40	$8.21

(1) Amounts consist primarily of net unrealized gains on property technology investments.
(2) Changes are the expected credit losses associated with the Company's lending commitments primarily under its SIP. The timing and amount of any actual losses that will be incurred, if any, is to be determined.
(3) Amounts for YTD 2025 and 2024 include a write-off of $3,668 and $1,600, respectively, for one development opportunity in each year that the Company determined is no longer probable.
(4) Amounts for Q3 and YTD 2025 consists primarily of gains on sale of non-operating real estate and the gain on the sale of a development right. Amounts for Q3 and YTD 2024 consist primarily of gains on sale of non-operating real estate, as well as the imputed carry cost of for-sale residential condominiums at The Park Loggia. We compute this adjustment by multiplying the total capitalized cost of the unsold for-sale residential condominiums by our weighted average unsecured debt effective interest rate.

Interest Coverage is calculated by the Company as Core EBITDAre divided by interest expense. Interest Coverage is presented by the Company because it provides rating agencies and investors an additional means of comparing our ability to service debt obligations to that of other companies. A calculation of Interest Coverage for the three months ended September 30, 2025 is as follows (dollars in thousands):

TABLE 4

Core EBITDAre (1)	$468,362

Interest expense (2)	$68,170

Interest Coverage	6.9 times

(1) For additional detail, see Definitions and Reconciliations, table 1.
(2) Excludes the impact of non-core hedge accounting activity.

Copyright © 2025 AvalonBay Communities, Inc. All Rights Reserved

Market Cap Rate is defined by the Company as Projected NOI of a single community for the first 12 months of operations (assuming no repositioning), less an estimate of typical capital expenditure allowance per apartment home, divided by the gross sales price for the community. Projected NOI, as referred to above, represents management’s estimate of projected rental revenue minus projected operating expenses before interest, income taxes (if any), depreciation and amortization. For this purpose, management’s projection of operating expenses for the community includes a management fee of 2.5% and an estimate of typical market costs for insurance, payroll and other operating expenses for which the Company may have proprietary advantages not available to a typical buyer. The Market Cap Rate, which may be determined in a different manner by others, is a measure frequently used in the real estate industry when determining the appropriate purchase price for a property or estimating the value for a property. Buyers may assign different Market Cap Rates to different communities when determining the appropriate value because they (i) may project different rates of change in operating expenses and capital expenditure estimates and (ii) may project different rates of change in future rental revenue due to different estimates for changes in rent and occupancy levels. The weighted average Market Cap Rate is weighted based on the gross sales price of each community.

Market Rents as reported by the Company are based on the current market rates set by the Company based on its experience in renting apartments and publicly available market data. Market Rents for a period are based on the average Market Rents during that period and do not reflect any impact for cash concessions.

Net Debt-to-Core EBITDAre is calculated by the Company as total debt (secured and unsecured notes, and the Company's Credit Facility and commercial paper program) that is consolidated for financial reporting purposes, less consolidated cash and restricted cash, divided by annualized third quarter 2025 Core EBITDAre. A calculation of Net Debt-to-Core EBITDAre is as follows (dollars in thousands):

TABLE 5

Total debt principal (1)	$8,784,124
Cash and cash equivalents and restricted cash	(285,705)
Net debt	$8,498,419

Core EBITDAre (2)	$468,362

Core EBITDAre, annualized	$1,873,448

Net Debt-to-Core EBITDAre	4.5 times

(1) Balance at September 30, 2025 excludes $44,286 of debt discount and deferred financing costs as reflected in unsecured notes, net, $14,181 of debt discount and deferred financing costs as reflected in notes payable, net, and $19 of commercial paper discount as reflected in unsecured credit facility and commercial paper, net on the Condensed Consolidated Balance Sheets.

(2) For additional detail, see Definitions and Reconciliations, table 1.

NOI is defined by the Company as total property revenue less direct property operating expenses (including property taxes), and excluding corporate-level income (including management, development and other fees), property management and other indirect operating expenses, net of corporate income, expensed transaction, development and other pursuit costs, net of recoveries, interest expense, net, loss on extinguishment of debt, net, general and administrative expense, income from unconsolidated investments, SIP interest income, depreciation expense, income tax (benefit) expense, casualty loss, (gain) loss on sale of communities, other real estate activity and net operating income from real estate assets sold or held for sale. The Company considers NOI to be an important and appropriate supplemental performance measure to net income because it helps both investors and management to understand the core operations of a community or communities prior to the allocation of any corporate-level property management overhead or financing-related costs. NOI reflects the operating performance of a community and allows for an easier comparison of the operating performance of individual assets or groups of assets. In addition, because prospective buyers of real estate have different financing and overhead structures, with varying marginal impact to overhead as a result of acquiring real estate, NOI is considered by many in the real estate industry to be a useful measure for determining the value of a real estate asset or group of assets.

Copyright © 2025 AvalonBay Communities, Inc. All Rights Reserved

Residential NOI represents results attributable to the Company's apartment rental operations, including parking and other ancillary Residential revenue. Reconciliations of NOI and Residential NOI to net income, as well as a breakdown of Residential NOI by operating segment, are as follows (dollars in thousands):

TABLE 6
	Q3	Q3	Q2	Q1	Q4	YTD	YTD
	2025	2024	2025	2025	2024	2025	2024
Net income	$384,162	$372,519	$269,855	$236,597	$282,092	$890,614	$800,083
Property management and other indirect operating expenses, net of corporate income	37,194	40,149	38,153	36,100	49,688	111,447	112,906
Expensed transaction, development and other pursuit costs, net of recoveries	1,392	1,573	2,493	4,744	11,106	8,629	7,235
Interest expense, net	65,410	55,769	64,801	59,864	58,976	190,075	167,613
General and administrative expense	22,028	20,089	22,997	19,780	17,691	64,805	60,006
(Income) loss from unconsolidated investments	(42,487)	(25,250)	1,052	999	1,614	(40,436)	(33,845)
SIP interest income	(6,832)	(5,470)	(6,937)	(6,113)	(5,907)	(19,882)	(12,544)
Depreciation expense	230,371	212,122	231,730	217,888	215,539	679,989	631,314
Income tax (benefit) expense	(193)	782	(531)	(116)	(253)	(840)	698
Casualty loss	—	—	858	—	—	858	2,935
Gain on sale of communities, net	(180,155)	(172,973)	(99,457)	(56,469)	(121,841)	(336,081)	(241,459)
Other real estate activity	(127)	(314)	(3,637)	(155)	(117)	(3,919)	(636)
NOI from real estate assets sold or held for sale	(6,987)	(18,405)	(12,235)	(14,514)	(16,519)	(33,736)	(67,134)
NOI	503,776	480,591	509,142	498,605	492,069	1,511,523	1,427,172

Commercial NOI	(7,403)	(7,537)	(7,180)	(9,892)	(8,593)	(24,475)	(23,573)
Residential NOI	$496,373	$473,054	$501,962	$488,713	$483,476	$1,487,048	$1,403,599

Residential NOI
Same Store:
New England	$63,557	$63,097	$64,614	$62,694	$63,917	$190,865	$188,377
Metro NY/NJ	92,662	91,778	96,074	93,459	94,672	282,195	277,344
Mid-Atlantic	68,375	67,428	71,137	70,296	69,488	209,808	202,399
Southeast FL	15,691	14,771	15,160	17,089	15,125	47,940	45,792
Denver, CO	6,933	7,255	7,232	7,461	7,430	21,626	21,856
Pacific NW	29,593	28,260	29,861	29,627	28,783	89,081	84,430
N. California	73,179	73,541	74,294	74,516	73,300	221,989	219,269
S. California	103,252	102,015	106,165	103,415	103,236	312,832	307,607
Other Expansion Regions	7,806	7,714	8,139	7,921	7,856	23,866	24,090
Total Same Store	461,048	455,859	472,676	466,478	463,807	1,400,202	1,371,164
Other Stabilized	28,355	15,980	25,274	19,510	17,510	73,139	30,919
Development/Redevelopment	6,970	1,215	4,012	2,725	2,159	13,707	1,516
Residential NOI	$496,373	$473,054	$501,962	$488,713	$483,476	$1,487,048	$1,403,599

NOI as reported by the Company does not include the operating results from assets sold or classified as held for sale. A reconciliation of NOI from communities sold or classified as held for sale is as follows (dollars in thousands):

TABLE 7
	Q3	Q3	Q2	Q1	Q4	YTD	YTD
	2025	2024	2025	2025	2024	2025	2024

Revenue from real estate assets sold or held for sale	$11,869	$27,620	$18,056	$21,123	$24,524	$51,048	$99,698
Operating expenses from real estate assets sold or held for sale	(4,882)	(9,215)	(5,821)	(6,609)	(8,005)	(17,312)	(32,564)
NOI from real estate assets sold or held for sale	$6,987	$18,405	$12,235	$14,514	$16,519	$33,736	$67,134

Copyright © 2025 AvalonBay Communities, Inc. All Rights Reserved

Commercial NOI is composed of the following components (in thousands):

TABLE 8
	Q3	Q3	Q2	Q1	Q4	YTD	YTD
	2025	2024	2025	2025	2024	2025	2024

Commercial Revenue	$9,521	$9,329	$9,163	$11,607	$10,181	$30,291	$28,917
Commercial Operating Expenses	(2,118)	(1,792)	(1,983)	(1,715)	(1,588)	(5,816)	(5,344)
Commercial NOI	$7,403	$7,537	$7,180	$9,892	$8,593	$24,475	$23,573

Other Stabilized is composed of completed consolidated communities that the Company owns, which have Stabilized Operations as of January 1, 2025, or which were acquired subsequent to January 1, 2024. Other Stabilized excludes communities that are conducting or are probable to conduct substantial redevelopment activities.

Projected FFO and Projected Core FFO, as provided within this release in the Company’s outlook, are calculated on a basis consistent with historical FFO and Core FFO, and are therefore considered to be appropriate supplemental measures to projected net income from projected operating performance. A reconciliation of the ranges provided for Projected FFO per share (diluted) for the fourth quarter and full year 2025 to the ranges provided for projected EPS (diluted) and corresponding reconciliation of the ranges for Projected FFO per share to the ranges for Projected Core FFO per share are as follows:

TABLE 9
	Low Range	High Range
Projected EPS (diluted) - Q4 2025	$1.18	$1.28
Depreciation (real estate related)	1.58	1.58
Projected FFO per share (diluted) - Q4 2025	2.76	2.86
Expensed transaction, development and other pursuit costs, net of recoveries	0.01	0.01
Legal settlements and costs	0.02	0.02
Severance related costs	0.01	0.01
Projected Core FFO per share (diluted) - Q4 2025	$2.80	$2.90

Projected EPS (diluted) - Full Year 2025	$7.35	$7.55
Depreciation (real estate related)	6.30	6.30
Gain on sale of communities, net	(2.35)	(2.35)
Casualty loss on real estate	0.01	0.01
Projected FFO per share (diluted) - Full Year 2025	11.31	11.51
Unconsolidated entity gains, net	(0.28)	(0.28)
Severance related costs	0.01	0.01
Expensed transaction, development and other pursuit costs, net of recoveries	0.05	0.05
Legal settlements and costs	0.09	0.09
Other real estate activity	(0.03)	(0.03)
Projected Core FFO per share (diluted) - Full Year 2025	$11.15	$11.35

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Projected NOI, as used within this release for certain Development communities and in calculating the Market Cap Rate for dispositions, represents management’s estimate, as of the date of this release (or as of the date of the buyer’s valuation in the case of dispositions), of projected stabilized rental revenue minus projected stabilized operating expenses. For Development communities, Projected NOI is calculated based on the first twelve months of Stabilized Operations following the completion of construction. In calculating the Market Cap Rate, Projected NOI for dispositions is calculated for the first twelve months following the date of the buyer’s valuation. Projected stabilized rental revenue represents management’s estimate of projected gross potential minus projected stabilized economic vacancy and adjusted for projected stabilized concessions plus projected stabilized other rental revenue. Projected stabilized operating expenses do not include interest, income taxes (if any), depreciation or amortization, or any allocation of corporate-level property management overhead or general and administrative costs. In addition, projected stabilized operating expenses for Development communities do not include property management fee expense. Projected gross potential for Development communities and dispositions is generally based on leased rents for occupied homes and management’s best estimate of rental levels for homes which are currently unleased, as well as those homes which will become available for lease during the twelve-month forward period used to develop Projected NOI. The weighted average Projected NOI as a percentage of Total Capital Cost is weighted based on the Company’s share of the Total Capital Cost of each community, based on its percentage ownership.

Management believes that Projected NOI of the Development communities, on an aggregated weighted average basis, assists investors in understanding management's estimate of the likely impact on operations of the Development communities when the assets are complete and achieve stabilized occupancy (before allocation of any corporate-level property management overhead, general and administrative costs or interest expense). However, in this release the Company has not given a projection of NOI on a company-wide basis. Given the different dates and fiscal years for which NOI is projected for these communities, the projected allocation of corporate-level property management overhead, general and administrative costs and interest expense to communities under development is complex, impractical to develop, and may not be meaningful. Projected NOI of these communities is not a projection of the Company's overall financial performance or cash flow. There can be no assurance that the communities under development will achieve the Projected NOI as described in this release.

Redevelopment is composed of consolidated communities where substantial redevelopment is in progress or is probable to begin during the current year. Redevelopment is considered substantial when (i) capital invested during the reconstruction effort is expected to exceed the lesser of $5,000,000 or 10% of the community’s pre-redevelopment basis and (ii) physical occupancy is below or is expected to be below 90% during or as a result of the redevelopment activity.

Residential represents results attributable to the Company's apartment rental operations, including parking and other ancillary Residential revenue.

Residential Revenue with Concessions on a Cash Basis is considered by the Company to be a supplemental measure to Residential revenue in conformity with GAAP to help investors evaluate the impact of both current and historical concessions on GAAP-based Residential revenue and to more readily enable comparisons to revenue as reported by other companies. In addition, Residential Revenue with Concessions on a Cash Basis allows an investor to understand the historical trend in cash concessions.

A reconciliation of Same Store Residential revenue in conformity with GAAP to Residential Revenue with Concessions on a Cash Basis is as follows (dollars in thousands):

TABLE 10
	Q3	Q3	Q2	YTD	YTD
	2025	2024	2025	2025	2024
Residential revenue (GAAP basis)	$685,357	$670,257	$682,677	$2,043,888	$1,989,405
Residential concessions amortized	5,487	3,677	4,779	14,745	12,298
Residential concessions granted	(8,480)	(5,104)	(3,985)	(16,664)	(10,860)

Residential Revenue with Concessions on a Cash Basis	$682,364	$668,830	$683,471	$2,041,969	$1,990,843

		Q3 2025 vs. Q3 2024	Q3 2025 vs. Q2 2025		YTD 2025 vs. YTD 2024

% change -- GAAP revenue		2.3%	0.4%		2.7%

% change -- cash revenue		2.0%	(0.2)%		2.6%

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Same Store is composed of consolidated communities where a comparison of operating results from the prior year to the current year is meaningful as these communities were owned and had Stabilized Operations, as defined below, as of the beginning of the respective prior year period. Therefore, for 2025 operating results, Same Store is composed of consolidated communities that have Stabilized Operations as of January 1, 2024, are not conducting or are not probable to conduct substantial redevelopment activities and are not held for sale or probable for disposition within the current year.

Stabilized Operations is defined as operations of a community that occur after the earlier of (i) attainment of 90% physical occupancy or (ii) the one-year anniversary of completion of development or redevelopment.

Total Capital Cost includes all capitalized costs projected to be or actually incurred to develop the respective Development or Redevelopment community, including land acquisition costs, construction costs, real estate taxes, capitalized interest and loan fees, permits, professional fees, allocated development overhead and other regulatory fees and a contingency estimate, offset by proceeds from the sale of any associated land or improvements, all as determined in accordance with GAAP. Total Capital Cost also includes costs incurred related to first generation commercial tenants, such as tenant improvements and leasing commissions. For Redevelopment communities, Total Capital Cost excludes costs incurred prior to the start of redevelopment when indicated. With respect to communities where development or redevelopment was completed in a prior period or the current period, Total Capital Cost reflects the actual cost incurred, plus any contingency estimate made by management. Total Capital Cost for communities identified as having joint venture ownership, either during construction or upon construction completion, represents the total projected joint venture contribution amount. For joint ventures not in construction, Total Capital Cost is equal to gross real estate cost.

Uncollectible lease revenue

The following table provides uncollectible Residential lease revenue as a percentage of total Residential revenue, including the benefit of any rent relief. Government rent relief reduces the amount of uncollectible Residential lease revenue. The Company expects the amount of rent relief recognized to continue to decline in 2025 absent funding from various government entities.

TABLE 11
	Same Store Uncollectible Residential Lease Revenue
	Q3	Q3	Q2	Q1
	2025	2024	2025	2025
New England	0.7%	0.3%	0.8%	0.9%
Metro NY/NJ	1.8%	2.0%	1.7%	1.7%
Mid-Atlantic	1.6%	1.8%	1.7%	1.6%
Southeast FL	1.7%	2.2%	1.5%	1.7%
Denver, CO	1.3%	0.6%	1.0%	1.4%
Pacific NW	0.4%	1.1%	0.3%	0.7%
N. California	1.4%	1.0%	1.4%	1.2%
S. California	1.4%	1.9%	1.5%	2.0%
Other Expansion Regions	2.2%	3.0%	2.9%	3.2%
Total Same Store	1.4%	1.5%	1.4%	1.5%
Total Same Store – Excluding Rent Relief	1.6%	1.6%	1.6%	1.7%

Unconsolidated Development is composed of communities that are either currently under construction, or were under construction and were completed during the current year, in which we have an indirect ownership interest through our investment interest in an unconsolidated joint venture. These communities may be partially or fully complete and operating.

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Unencumbered NOI as calculated by the Company represents NOI generated by real estate assets unencumbered by outstanding secured notes payable as of September 30, 2025 as a percentage of total NOI generated by real estate assets. The Company believes that current and prospective unsecured creditors of the Company view Unencumbered NOI as one indication of the borrowing capacity of the Company. Therefore, when reviewed together with the Company’s Interest Coverage, EBITDA and cash flow from operations, the Company believes that investors and creditors view Unencumbered NOI as a useful supplemental measure for determining the financial flexibility of an entity. A calculation of Unencumbered NOI for the nine months ended September 30, 2025 is as follows (dollars in thousands):

TABLE 12
YTD 2025
NOI
Residential NOI:
Same Store	$1,400,202
Other Stabilized	73,139
Development/Redevelopment	13,707
Total Residential NOI	1,487,048
Commercial NOI	24,475
NOI from real estate assets sold or held for sale	33,736
Total NOI generated by real estate assets	1,545,259
Less NOI on encumbered assets	(73,870)
NOI on unencumbered assets	$1,471,389

Unencumbered NOI	95%

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